Exhibit 99.1

Tallgrass Energy Partners Announces Potential Acquisition of Interest in Pony Express Pipeline

LEAWOOD, Kansas—(BUSINESS WIRE)—Tallgrass Energy Partners, LP (NYSE:TEP) (“TEP” or the “Partnership”) announced today that Tallgrass Development, LP has offered TEP the right to purchase a 33.3% interest in Tallgrass Pony Express Pipeline, LLC (“Pony Express”) for total consideration of $600 million. The terms of the offer provide certain cash flow preference rights that will afford TEP with first dollar preference on specified cash distributions from Pony Express through September 30, 2015.

Pony Express owns and is developing an oil pipeline project. That project consists of two components that include (i) the conversion of an approximately 430-mile natural gas pipeline and the construction of an approximately 260-mile southward pipeline extension that, when complete, will result in an oil pipeline from Guernsey, Wyoming to Cushing, Oklahoma, and (ii) the construction of an approximately 66-mile lateral in Northeast Colorado that will interconnect with the mainline. The project is being completed in stages, with the mainline expected to be placed in service during the third quarter of 2014, while the Northeast Colorado Lateral is expected to be in service sometime during the first half of 2015.

Tallgrass President and CEO David G. Dehaemers, Jr. remarked, “TEP is excited to have the opportunity to acquire an interest in Pony Express and to further diversify our operations and footprint. If the acquisition is completed we expect it to be accretive to TEP in 2014.”

The offer was received from Tallgrass Development pursuant to a right of first offer that is contained in the Omnibus Agreement that was executed between TEP and Tallgrass Development in connection with TEP’s initial public offering in May 2013. A Conflicts Committee of the Board of Directors of TEP’s general partner, consisting solely of independent directors, has been formed and will be evaluating the offer with assistance from external advisors to be engaged by the Committee. No definitive transaction agreement has been executed at this time and the proposed transaction remains subject to final review, negotiations and approval by the Conflicts Committee and by the board of directors of TEP’s general partner.

About Tallgrass Energy Partners, LP

Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. We currently provide natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through our Tallgrass Interstate Gas Transmission and Trailblazer Pipeline systems and provide processing services for customers in Wyoming through our Casper and Douglas natural gas processing and West Frenchie Draw natural gas treating facilities. We believe we are well-positioned to capture growing natural gas volumes produced in the Denver-Julesburg Basin and the Niobrara and Mississippi Lime shale formations.

To learn more, please visit our website at www.tallgrassenergy.com.

Cautionary Note Concerning Forward-Looking Statements

Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the possibility of Tallgrass Energy Partners acquiring an interest in Tallgrass Pony Express Pipeline, LLC, including the price and percentage interest that may be acquired, the dates on which the pipeline mainline and Northeast Colorado Lateral are expected to be placed in service, and the earnings and distribution accretion that may be realized by Tallgrass Energy Partners as a result of such acquisition, if completed. Forward looking statements may also include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of Tallgrass Energy Partners and its subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas production growth in Tallgrass Energy Partners’ operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by Tallgrass Energy Partners based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Tallgrass Energy Partners, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to Tallgrass Energy Partners’ financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, the demand for natural gas storage and transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by Tallgrass Energy Partners with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and Tallgrass Energy Partners does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

Investor Relations

Nate Lien

(913) 928-6012

investor.relations@tallgrassenergylp.com